Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:	Edward M. Jamison, President	702.878.0700
	Chief Executive Officer & Chairman of the Board

	Cathy Robinson	702.878.0700
	Executive Vice President, Chief Financial Officer

COMMUNITY BANCORP TO PRESENT AT ANNUAL COMMUNITY BANK CONFERENCE HOSTED BY KEEFE, BRUYETTE & WOODS, INC.

LAS VEGAS, NEVADA – July 31, 2006 - Community Bancorp (the “Company”) (NASDAQ:CBON), parent company of Community Bank of Nevada, announced today that President and Chief Executive Officer, Edward M. Jamison, and Executive Vice President and Chief Operating Officer, Lawrence K. Scott, will make a presentation at the Keefe, Bruyette & Woods Community Bank Conference. The conference will take place in New York City on August 1-2, 2006. A copy of the presentation will be available on August 2, 2006 through the Investor Relations page of the Company’s website at www.communitybanknv.com.

ABOUT COMMUNITY BANCORP

Community Bancorp is a bank holding company with $1.0 billion in assets as of June 30, 2006, with a wholly owned subsidiary, Community Bank of Nevada, headquartered in Las Vegas, Nevada. The Company’s primary focus is providing commercial banking services including commercial, real estate and SBA loans to small and medium size business. The Company serves Clark County, Nevada with 9 branches and loan production offices in Phoenix, Arizona and San Diego, California. Information regarding Community Bank of Nevada is available on the Internet at www.communitybanknv.com.